UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

Diversified Financial Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

8765 Aero Drive, San Diego, CA 92154
(Address of Principal Executive Offices) (Zip Code)

(858) 560-8321
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Diversified Financial Resources Corp., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 17, 2006, the Registrant announced the appointment of Mr. Elson Soto Jr. to the position of President and Director of the Registrant, effective immediately.

Mr. Soto has over 10 years of experience in business management. His experience includes cost management, corporate restructuring, human resources management and capital improvement projects.

Mr. Soto is presently a regional manger for National Tool Supply in Ft. Lauderdale, Florida where he has worked for the past four years. Prior work experience includes four years at Sega Gameworks where he functioned as an operations manager. Mr. Soto also worked for Smith Barney during 1991 in their securities transfer department.

Mr. Soto attended Bernard Baruch College in New York in 1994 where he majored in accounting and computer sciences.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Soto had or is to have a direct or indirect material interest. The Registrant is currently negotiating an employment agreement for Mr. Soto and expects to finalize this agreement during April 2006.

On March 17, 2006, Mr. Dennis Thompson resigned as President of the Registrant.

Also on March 17, 2006, Mr. John Casey resigned as Director of the Registrant.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Diversified Financial Resources Corp.

Date: March 20, 2006	By:	/s/ Elson Soto
Elson Soto President

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